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                                                                   Exhibit 23(b)


                         Consent of Independent Auditors

We consent to the use of our report dated January 22, 1998, with respect to the financial statements of First Financial Corporation incorporated by reference in Amendment No. 1 to the Registration Statement of Associated Banc-Corp on Form S-4 filed on or about July 29, 1999 for the registration of shares of its common stock in connection with its merger with Riverside Acquisition Corp.


                                        /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 29, 1999